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                                                                   EXHIBIT 10.6
TRANSLATION OF GERMAN DRAFT NOTARIAL DEED
ON MERGER KABELVISION BETEILIGUNGS GMBH
INTO KABELMEDIA BETEILIGUNGS GMBH

On the day 17 of the year 1996 appeared before me, the notary Christian Brodersen, in Frankfurt am Main the attorney-at-law Dr. Jorg Kirchner, who is personally known to me, with his office at BethmannstraBe 50-54, 60311 Frankfurt am Main, in the following acting not for himself, but as an attorney-in-fact, being exempted from the limitations of section 181, BGB, of

1.   Kabelvision Beteiligungs GmbH, Frankfurt am Main

     -- hereinafter "Represented under 1" --

2.   KabelMedia Beteiligungs-GmbH, Frankfurt am Main

     -- hereinafter "Represented under 2" --

3.   ECO Holdings Limited Partnership, Boston, USA

     -- hereinafter "Represented under 3" --

4.   Charlotte Cable Holdings Inc., Charlotte, USA

     -- hereinafter "Represented under 4" --

5.   ECO Holdings II Limited Partnership, Boston, USA

     -- hereinafter "Represented under 5" --

6.   Ben Bartel, Plauen

     -- hereinafter "Represented under 6" --

submitting written powers of attorney to be attached to this deed.

The attorney-in-fact asked the notary to notorize the following merger agreement and the shareholders' assemblies of the parties to the agreement.





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I.   MERGER AGREEMENT

1.   PRELIMINARY REMARK

     The Represented under 3 holds a share of nominal DM 45,000 and the Represented under 4 holds one share of nominal DM 5,000 in the stated capital of the Represented under 1 of nominal DM 50,000. The Represented under 5 holds one share of nominal DM 45,000 and the Represented under 6 holds one share of nominal DM 5,000 in the stated capital of the Represented under 2 of nominal DM 50,000. All shares are fully paid in.

2.   TRANSFER OF ASSETS AND LIABILITIES

2.1 The Represented under 1 hereby assigns and transfers its assets including all rights and liabilities by means of a merger, excluding a liquidation, pursuant to Sec. 2 subsec. 1 no. 1 German Reorganisation Act (Umwandlungsgesetz- "UmwG") to the Represented under 2 (merger by assumption). By virtue of the transfer of the assets of the Represented under 1 all liabilities and encumbrances are also transferred to the Represented under 2.

2.2 The transfer of the assets to the Represented under 2 shall take effect inter se on December 1, 1995 (Effective Date) pursuant to Sec. 5 subsec. 1 lit. 6 UmwG; as of such date all acts and business by the Represented under 1 shall be deemed entered into for account of the Represented under 2.

2.3 The mergers shall be consummated on the basis of the balance sheet of the Represented under 1 as of November 30, 1995 as attached hereto under
     Exhibit 1, which shall serve as the final balance sheet.

3.   CONSIDERATION

     The Represented under 2 hereby grants to the Represented under 3 and to the Represented under 4 as consideration for the loss of its shares in the Represented under 1 shares in the Represented under 2 with the right to profits as of December 1, 1995. The exchange of shares in the Represented under 1 against shares in the Represented under 2 shall be based on the ratio 50.000 : 24.600. Due to said ratio the Represented under 2 hereby grants the Represented under 3 one share in the nominal amount of DM 22,140 and the Represented under 4 one share in the nominal amount of DM 2,460.






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4.   MISCELLANEOUS

4.1 With regard to Sec. 5 Subsec. 1 no. 7 UmwG it is hereby stated that the Represented under 2 does not grant any special rights to any shareholder. Furthermore there are not special rights such as shares without voting rights, preferred shares, bonds or participations rights.

4.2 No special rights pursuant to Sec. 5 Subsec. 1 no. 8 UmwG have been granted.

4.3 With regard to Sec. 5 Subsec. 1 no. 9 UmwG it is hereby stated that the employment agreements entered into by the Represented under 1 will be transferred to the Represented under 2 by statutory assignment pursuant to Secs. 613a Civil Code, 324 UmwG. Neither the Represented under 1 nor the Represented under 2 have a workers' council.

5.   MERGER REPORT, MERGER AUDIT

5.1 The requirement of a merger report has been waived by the shareholders pursuant to Sec. 8 Subsec. 3 UmwG.

5.2 A merger audit has been waived by the shareholders pursuant to Sec. 9 Subs. 3, Sec. 8 Subs. 3 UmwG.

6.   LEGAL EFFECT

     This merger agreement requires the consent of the shareholders' meetings of the Represented under 1 and the Represented under 2. Pursuant to Sec. 13 UmwG the merger agreement shall only take effect upon the grant of such consent.

7.   FINAL PROVISIONS

7.1 It is hereby stated that the Represented under 1 does not dispose of any real estate.

7.2 In the event that individual provisions of this agreement are or shall become completely or partially invalid the validity of the remaining provisions shall remain unaffected. The invalid provisions shall be replaced by a provision to be agreed upon between the parties, which commercially
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     corresponds with the invalid provision to the extent legally admissable.

II.  SHAREHOLDERS' ASSEMBLY OF REPRESENTED UNDER 1

     The Represented under 3 and 4 are the sole shareholders of the Represented under 1. Waiving all requirements as to form and time provided for in the shareholders' agreement and the statutes, the Represented under 3 and the Represented under 4 hereby hold a shareholders' assembly of the Represented under 1 and determine unanimously:

1.   The merger agreement shall be approved.

2. The interim balance sheet of the Represented under 1 as of November 30, 1995 (Exhibit 1) shall be approved. The managing director shall be granted discharge.

3. The right to a merger report pursuant to Section 8 UmwG shall be waived pursuant to Sec. 8 Subsec. 3 UmwG.

4. The right to a merger audit pursuant to Sec. 9 UmwG shall be waived pursuant to Sec. 9 Subs. 3, Sec. 8 Subs. 3 UmwG.

     The parties then close the shareholders' assembly.

     The attorney-in-fact in the name and on behalf of the Represented under 3 and 4 waives their rights to a rescission of above shareholders resolutions pursuant to Sec. 16 Subs. 2, sentence 2 UmwG upon instruction on the scope of such right.


III. SHAREHOLDERS' ASSEMBLY OF THE REPRESENTED UNDER 2

     The Represented under 5 and the Represented under 6 are the sole shareholders of the Represented under 2. The Represented under 5 and the Represented under 6 hereby waive all requirements as to time and form pursuant to the shareholders' agreement and statutes and hold a shareholders assembly of the Represented under 2 and vote unanimously as follows:

1.   The merger agreement shall be approved.

2. The right to a merger report pursuant to Section 8 UmwG shall be waived pursuant to Sec. 8 Subsec. 3 UmwG.

3. The right to a merger audit pursuant to Sec. 9 UmwG shall be waived pursuant to Sec. 9 Subs. 3, Sec. 8 Subsec. 3 UmwG.
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4.   In order to consummate the merger the stated capital of the company shall be raised by DM 24,600 from DM 50,000 to DM 74,600. The shares shall be assumed as follows:

     (i)  ECO Holdings Limited Partnership, Boston, USA

                                        nominal DM 22,140

     (ii) Charlotte Cable Holdings Inc., Charlotte, USA

                                        nominal DM 2,460.

5. The new share in the nominal amount of DM 24,600 shall be contributed by the transfer of the assets of the Represented under 1 to the Represented under 2 by virtue of the merger pursuant to Sec. 2 Subsec. 1 no. 1 UmwG.

6.   The name of the company shall be changed into

                            KabelMedia Holding GmbH.

7.   The shareholders' agreement shall be changed according to Exhibit 2.

The parties then close the shareholders' assembly.

The attorney-in-fact in the name and on behalf of the Represented under 5 and the Represented under 6 waives their rights to a rescission of the aforementioned shareholders' resolution pursuant to Sec. 16 Subs. 2 Sentence 2, UmwG upon instruction on the scope of such right.

IV. COSTS

The costs and taxes which have arisen in connection with this notarial deed and its implementation shall be carried by the Represented under 2; in the event of a failure of the merger each company shall bear half of the costs of its shareholders' meeting and the merger agreement.
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V. POWER OF ATTORNEY

The Represented under 1 through 6 each individually hereby grant a power of attorney to the attorneys at law

                            Dr. Wolfgang Fritzemeyer
                               Dr. Rainer Magold
                                Dr. Walter Henle
                          Dr. Constanze Ulmer-Eilfort
                              BethmannstraBe 50-54
                            60311 Frankfurt am Main

each of them individually, to act in their name and on their behalf in order to do everything which is necessary to effect the aforementioned registration, to remove any impediments to such registration, to make or change shareholders' resolutions, to obtain and file certificates. The attorneys in fact are exempted from the limitations of section 181 BGB and may grant and revoke subpowers of attorney including such exemption.

The aforementioned text including its exhibits has been read to the attorney in fact in the presence to the notary, has been approved by the attorney-in-fact and has been signed by him and the notary as follows:

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